Exhibit 99.01

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

II-VI Incorporated Announces Results of Shareholders’ Meeting

and Board of Director Appointments

PITTSBURGH, PA – November 5, 2012 (GLOBE NEWSWIRE) — II-VI Incorporated (Nasdaq:IIVI) announced the results of its Annual Meeting of Shareholders held on Friday, November 2, 2012. Elected to the Company’s Board of Directors for a three-year term were Vincent D. Mattera, Jr., Marc Y.E. Pelaez and Howard H. Xia, and elected for a one-year term was Wendy F. DiCicco.

In addition to the election of directors, the shareholders of the Company also approved the following proposals:

•	A non-binding advisory vote on the Company’s executive compensation;

•	Approval of the II-VI Incorporated 2012 Omnibus Incentive Plan; and

•	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013.

Immediately following the Annual Meeting of Shareholders, the Company’s Board of Directors appointed Carl J. Johnson as Chairman of the Board of Directors and Thomas E. Mistler as Lead Independent Director of the Board of Directors.

The Company’s Board of Directors also appointed the following directors to serve as members of the various committees of the Board of Directors:

•	Audit Committee

Wendy F. DiCicco, Chairwoman

Joseph J. Corasanti

Thomas E. Mistler

•	Compensation Committee

Peter W. Sognefest, Chairman

Joseph J. Corasanti

Wendy F. DiCicco

Marc Y.E. Pelaez

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II-VI Incorporated

November 5, 2012

•	Corporate Governance and Nominating Committee

Thomas E. Mistler, Chairman

Joseph J. Corasanti

Wendy F. DiCicco

Howard H. Xia

•	Subsidiary Committee

Marc Y.E. Pelaez, Chairman

Joseph J. Corasanti

Wendy F. DiCicco

Carl J. Johnson

Thomas E. Mistler

Peter W. Sognefest

Howard H. Xia

The Company’s Board of Directors also elected the following individuals as officers of the Company:

Francis J. Kramer	President and Chief Executive Officer
Vincent D. Mattera, Jr.	Executive Vice President
James Martinelli	Vice President – Military & Materials Business
Craig A. Creaturo	Chief Financial Officer and Treasurer

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company’s near-infrared optics business, Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Aegis Lightwave, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, AOFR, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well optical couplers used primarily in the telecommunication industry.

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II-VI Incorporated

November 5, 2012

In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials and Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference. VLOC manufactures near-infrared and visible light products for military applications and laser gain materials and products for solid-state YAG and YLF lasers.

In the Company’s advanced products group (formerly the compound semiconductor group), the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up. M Cubed Technologies, Inc. (M Cubed) develops and markets advanced composite materials serving the semiconductor, display, industrial and defense markets.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.

The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

CONTACT:	II-VI Incorporated
Craig A. Creaturo, Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com

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